                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                            SEROLOGICALS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                            SEROLOGICALS CORPORATION
                      780 PARK NORTH BOULEVARD, SUITE 110
                             ATLANTA, GEORGIA 30021

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Serologicals Corporation (the "Corporation") will be held at 8:00 A.M., local time, on May 16, 2000, at the JW Marriott Hotel, 3300 Lenox Road, NE, Atlanta, Georgia 30326, for the following purposes:

          1. To elect two Class 2 Directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2003 and until the election and qualification of their respective successors;

          2. To approve an amendment to the Corporation's Second Amended and Restated 1994 Omnibus Incentive Plan (the "Omnibus Plan") to increase the maximum number of shares of Common Stock that may be issued pursuant to awards to any participant in any given fiscal year from two hundred twenty-five thousand (225,000) shares to five hundred twenty-five thousand (525,000) shares; and

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's $0.01 par value common stock (the "Common Stock") at the close of business on March 20, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

     STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors,

                                           Peter J. Pizzo, III
                                           Secretary
Dated: April 26, 2000

                            SEROLOGICALS CORPORATION
                      780 PARK NORTH BOULEVARD, SUITE 110
                             ATLANTA, GEORGIA 30021

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Serologicals Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 8:00 A.M., local time, on May 16, 2000, at the JW Marriott Hotel, 3300 Lenox Road NE, Atlanta, Georgia 30326 and at any adjournments thereof. The purposes of the meeting are:

          1. To elect two Class 2 directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2003 and until the election and qualification of their respective successors;

          2. To approve an amendment (the "Omnibus Plan Amendment") to the Corporation's Second Amended and Restated 1994 Omnibus Incentive Plan (the "Omnibus Plan") to increase the maximum number of shares of Common Stock that may be issued pursuant to awards to any participant in any given fiscal year from two hundred twenty-five thousand (225,000) shares to five hundred twenty-five thousand (525,000) shares; and

          3. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below,
(ii) FOR the approval of the Omnibus Plan Amendment and (iii) in the discretion of the persons named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is April 26, 2000.

                                     VOTING

     Holders of record of the Corporation's Common Stock on March 20, 2000 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 23,204,871 shares of Common Stock outstanding and entitled to vote, and a majority will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

     Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of Directors. The favorable vote of a majority of the votes cast at the Annual Meeting is necessary to adopt the Omnibus Plan Amendment. Abstentions are counted as a vote against the Omnibus Plan Amendment and broker non-votes will have no effect on the Omnibus Plan Amendment. The Board of Directors recommends a vote FOR each of the nominees named below and FOR the adoption of the Omnibus Plan Amendment.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     Two directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election either of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director and the nominees have each agreed to serve if elected.

     The Board of Directors currently consists of six members and is divided into three classes. The following information is derived from information supplied by the nominees and directors and is presented with respect to the nominees for election as directors of the Corporation in Class 2 to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes 1 and 3 whose terms expire at the annual meeting of stockholders occurring in 2002 and 2001, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2003
                                   (CLASS 2)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF NOMINEE                                               AGE   CORPORATION SINCE
---------------                                               ---   -----------------
Wade Fetzer, III............................................  62          1997
Samuel A. Penninger, Jr.....................................  58          1983

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

Directors Whose Term Expires in 2001 (CLASS 3)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF DIRECTOR                                              AGE   CORPORATION SINCE
----------------                                              ---   -----------------
Desmond H. O'Connell, Jr....................................  64          1998
George M. Shaw, M.D., Ph.D..................................  46          1993

Directors Whose Term Expires in 2002 (CLASS 1)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF DIRECTOR                                              AGE   CORPORATION SINCE
----------------                                              ---   -----------------
Lawrence E. Tilton..........................................  64          1996
Matthew C. Weisman..........................................  58          1992

     Wade Fetzer, III has been a director of the Corporation since December 1997. Mr. Fetzer joined the Goldman Sachs Group in 1971 where he has served as a General Partner from 1986 to 1994 and as a Limited Partner since 1994. Mr. Fetzer currently serves on the boards of four privately held corporations. In addition, he serves as Chairman for the University of Wisconsin Foundation and the Kellogg Alumni Advisory Board.

     Samuel A. Penninger, Jr. has served as Chairman of the Board of Directors of the Corporation since March 1993 and from March 1983 until March 1993 he served as President and a director of the Corporation. Mr. Penninger founded the Corporation in 1971. He has served as a director of the American Blood Resource Association and is a member of the American Association of Blood Banks. Although he will remain a director, Mr. Penninger will step down as Chairman of the Board of Directors immediately prior to the Annual Meeting.

     Desmond H. O'Connell, Jr. has served as interim President and Chief Executive Officer of the Corporation since September 1999, and has been a director since July 1998. Since 1990, Mr. O'Connell has been an independent management consultant. Mr. O'Connell was with the BOC Group, PLC, an industrial gas and health care company, in senior management positions from 1980 to 1990 and was a member of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Healthcare. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc. including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell is currently a member of the Board of Directors of Abiomed, Inc., a publicly traded manufacturer and marketer of cardiac assist devices.

     George M. Shaw, M.D., Ph.D. has been a director of the Corporation and a member of its Scientific Advisory Board since August 1993. Dr. Shaw is an Investigator with the Howard Hughes Medical Institute and Professor of Medicine, Division of Hematology/Oncology (Department of Internal Medicine) at the University of Alabama at Birmingham, where he has served on the faculty since 1985. Dr. Shaw has served as the Deputy Director and Senior Scientist at the Center for AIDS Research and as Senior Scientist at the Comprehensive Cancer Center at the University of Alabama at Birmingham since July 1988. Dr. Shaw is also currently a member of the Scientific Advisory Board of the Pediatric AIDS Foundation Ariel Project and an External Advisory Committee Member of the Aaron Diamond AIDS Research Center and the University of California at San Francisco Center for AIDS Research.

     Lawrence E. Tilton has been a director of the Corporation since July 1996. Mr. Tilton retired from American Cyanamid Company, a diversified chemical and pharmaceutical company, in December 1994. Since 1960, Mr. Tilton served in various capacities within American Cyanamid, including as President of the Lederle Laboratories Division from December 1993 until his retirement and President, Lederle Consumer Health from December 1990 to December 1993.

     Matthew C. Weisman has been a director of the Corporation since May 1992. Since 1983, Mr. Weisman has been the President and Chief Executive Officer of Cobey Corporation, a consulting and private investment company. Since 1993, Mr. Weisman has served as a trustee of the Hebrew Rehabilitation Center for the Aged, a chronic care hospital and geriatric teaching and research facility affiliated with Harvard Medical School. Mr. Weisman also serves on the board of one additional privately held corporation and one not-for-profit organization.

                             MEETINGS OF THE BOARD

     During the fiscal year ended December 26, 1999, thirteen meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served.

     The Board of Directors has a Compensation Committee, which currently consists of Messrs. Tilton (Chairman) and Weisman. The Compensation Committee is responsible for approving (or, at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Corporation and succession planning, reviewing benefit plans and administering the Corporation's various stock option and other equity-related plans. This Committee held three meetings during the Corporation's last fiscal year.

     The Board of Directors has an Audit Committee, which currently consists of Messrs. Fetzer (Chairman) and Weisman and Dr. Shaw. The Audit Committee is responsible for providing oversight of the Corporation's activities, primarily as they relate to financial matters, to ensure that they are conducted in a legal and ethical manner. This Committee oversees the Corporation's financial reporting control and audit functions, and is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Corporation, evaluating the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing any non-audit services performed by the independent auditors. This Committee held three meetings during the Corporation's last fiscal year.

     The Board of Directors has a Corporate Governance and Nominating Committee, which currently consists of Messrs. Weisman (Chairman) and Penninger. The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board, individual directors and the Chief Executive Officer and nomination of directors. This Committee held one meeting during the Corporation's last fiscal year.

     The Board of Directors has a Regulatory Compliance Committee, which consists of Dr. Shaw (Chairman) and Mr. Penninger. The Regulatory Compliance Committee is responsible for overseeing the Corporation's compliance with respect to non-financial regulatory matters. This committee was created subsequent to the Corporation's fiscal year end and thus did not meet during 1999.

           SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table provides information as of April 14, 2000 (except as otherwise disclosed in the footnotes to the table) as to (i) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities, (ii) each director and nominee, (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below), and
(iv) all current directors and executive officers as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(1)   COMMON STOCK(2)
---------------------------------------                       ------------   ---------------
SAFECO Asset Management and affiliated companies(3).........   3,215,256          14.4%
  SAFECO Plaza
  Seattle, WA 98185-0001
T Rowe Price Associates, Inc. and affiliated companies(4)...   2,832,835          12.7%
  100 E. Pratt Street,
  Baltimore, MD 21202
Franklin Resources, Inc. and affiliated companies(5)........   2,727,750          12.2%
  777 Mariners Island Blvd.
  P.O. Box 7777
  San Mateo, CA 94403-7777
FMR Corp. and affiliated companies(6).......................   1,150,000           5.2%
  82 Devonshire Street
  Boston, MA 02109
Samuel A. Penninger, Jr.(7).................................     810,665           3.5%
Timm M. Hurst(8)............................................     326,112           1.4%
Charles P. Harrison(9)......................................     262,971           1.1%
George M. Shaw, M.D., Ph.D.(10).............................      57,775             *
P. Ann Hoppe(11)............................................      60,114             *
Toby L. Simon, M.D.(12).....................................      65,875             *
Lawrence E. Tilton(13)......................................      39,000             *
Wade Fetzer, III(14)........................................      55,000             *
Matthew C. Weisman(15)......................................      20,425             *
Desmond H. O'Connell(16)....................................     113,000             *
Harold J. Tenoso, Ph.D.(17).................................   1,181,636           5.0%
All current executive officers and directors as a group
  (consisting of 11 individuals)(18)........................   1,609,864           6.8%

---------------

   * Less than 1%.

 (1) This table identifies persons having sole voting and investment power with respect to the shares, or shares underlying options, set forth opposite their names as of April 14, 2000, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of April 14, 2000. For purposes of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of April 14, 2000 are deemed to be beneficially owned by, and outstanding with respect to, such person.

 (3) Based on a joint Schedule 13G dated February 10, 2000 filed with the Securities and Exchange Commission, as of December 31, 1999 SAFECO Corporation was the beneficial owner with shared voting and dispositive power of 3,215,256 shares of Common Stock; SAFECO Common Stock Trust was the beneficial owner with shared voting and dispositive power of 2,346,756 shares of Common Stock; and SAFECO Asset Management Company was the beneficial owner with shared voting and dispositive power of 3,215,256 shares of Common Stock. SAFECO Asset Management Company and SAFECO Corporation disclaim beneficial ownership of the shares reported.

 (4) Based on a joint Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission, as of December 31, 1999 T. Rowe Price Associates, Inc. was the beneficial owner of 2,832,835 shares of Common Stock, with shared voting with respect to 254,800 shares and sole dispositive power with respect to 2,832,835 shares of Common Stock. T. Rowe Price Associates, Inc. disclaims beneficial ownership to any of these shares. T. Rowe Price New Horizons Fund, Inc. was the beneficial owner with sole voting power of 1,825,000 shares of Common Stock, and had no dispositive powers.

 (5) Based on a joint Schedule 13G dated January 31, 2000 filed with the Securities and Exchange Commission, as of December 31, 1999 Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. were each the beneficial owner of 2,727,750 shares of Common Stock. Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim beneficial ownership of these shares. Franklin Advisers, Inc. had sole voting and dispositive power for all shares beneficially owned.

 (6) Based on a joint Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission, as of December 31, 1999 FMR Corp., Fidelity Management & Research Company, Edward C. Johnson, III and Abigail
     P. Johnson were each the beneficial owner of 1,150,000 shares of Common Stock.

 (7) Includes 795,665 shares held jointly with Mr. Penninger's spouse, and 7,500 shares held in each of two trusts for certain members of his family and of which his spouse is trustee.

 (8) Includes 124,112 shares of Common Stock that Mr. Hurst has the right to acquire pursuant to options exercisable within 60 days.

 (9) Includes 245,687 shares of Common Stock that Mr. Harrison has the right to acquire pursuant to options exercisable within 60 days.

(10) Includes 52,775 shares of Common Stock that Dr. Shaw has the right to acquire pursuant to options exercisable within 60 days.

(11) Includes 52,625 shares of Common Stock that Ms. Hoppe has the right to acquire pursuant to options exercisable within 60 days.

(12) Includes 61,875 shares of Common Stock that Dr. Simon has the right to acquire pursuant to options exercisable within 60 days.

(13) Represents Common Stock that Mr. Tilton has the right to acquire pursuant to options exercisable within 60 days.

(14) Includes 36,000 shares of Common Stock that Mr. Fetzer has the right to acquire pursuant to options exercisable within 60 days.

(15) Includes 11,250 shares of Common Stock that Mr. Weisman has the right to acquire pursuant to options exercisable within 60 days.

(16) Includes 93,000 shares of Common Stock that Mr. O'Connell has the right to acquire pursuant to options exercisable within 60 days.

(17) Based on a Schedule 13G dated February 4, 2000 filed with the Securities and Exchange Commission, as of December 31, 1999 Dr. Tenoso was the beneficial owner of 1,181,636 shares of Common Stock, 1,174,136 of which he had the right to acquire pursuant to options exercisable within 60 days of such date.

(18) Excludes an aggregate of 1,444,607 shares beneficially owned by Dr. Tenoso and Mr. Harrison, who are no longer officers of the Corporation. Includes 517,793 shares of Common Stock which members of the group have the right to acquire pursuant to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended December 26, 1999, December 27, 1998 and December 28, 1997, the compensation for services in all capacities to the Corporation of the individuals serving or having served as chief executive officer and the other four most highly compensated executive officers of the Corporation during the fiscal year ended December 26, 1999 (collectively, the "Named Executive Officers"):

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                       ANNUAL COMPENSATION          ------------
                                                ---------------------------------    SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                SALARY    BONUS(4)   COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     ($)       ($)          ($)            (#)            ($)
---------------------------              ----   -------   --------   ------------   ------------   ------------
Desmond H. O'Connell, Jr.(1)...........  1999   101,000        --       17,000         75,000             --
  President and Chief                    1998        --        --        4,000         36,000             --
  Executive Officer                      1997        --        --           --             --             --
Harold J. Tenoso, Ph.D.(2).............  1999   211,600    75,000       23,546(5)      69,880(6)      88,132(7)
  Former President and Chief             1998   245,202    37,116       34,229             --          8,575
  Executive Officer                      1997   200,000    65,000       37,126        120,125          6,208
Charles P. Harrison(3).................  1999   185,000        --           --        155,000(6)       9,604(7)
  Former Vice President,                 1998   180,000    26,000           --             --          4,031
  Therapeutic Business Unit              1997   165,000    45,000           --         72,000          2,562
P. Ann Hoppe...........................  1999   177,500        --           --        141,000(6)       9,384(7)
  Vice President,                        1998   160,384    27,000           --             --          6,832
  Regulatory Affairs                     1997   113,192    60,000       85,348         61,000          1,606
Timm M. Hurst..........................  1999   175,000        --       21,738(5)     155,000(6)       8,206(7)
  Vice President,                        1998   149,997    28,500       29,888             --          5,158
  Sales and Marketing                    1997   125,000    45,000           --         50,050          2,146
Toby L. Simon, M.D.....................  1999   170,000        --           --         31,000(6)       9,813(7)
  Vice President,                        1998   165,000    24,000           --             --          5,904
  Medical and Scientific Affairs         1997   121,577    50,000       83,365         75,000          1,121

---------------

(1) Mr. O'Connell, a director of the Corporation, assumed the role of interim President and Chief Executive Officer effective September 10, 1999. The column entitled "Other Annual Compensation" includes cash compensation paid to Mr. O'Connell for service on the Corporation's Board of Directors.

(2) Dr. Tenoso resigned from all offices and as a director of the Corporation effective September 10, 1999.

(3) Mr. Harrison resigned from the Corporation effective March 24, 2000.

(4) Represents cash bonuses earned in the year stated and paid in the subsequent year. The bonus payable to Dr. Tenoso was the amount required to be paid under his employment agreement and is being paid in 26 biweekly installments.

(5) Consists of $15,199 and $8,347 for Dr. Tenoso which relates to additional life insurance and automobile expenses and reimbursement for taxes related thereto, respectively, and $14,032 and $7,706 for Mr. Hurst which relates to housing and travel expenses and reimbursement for taxes related thereto, respectively.

(6) Includes options to purchase 69,880, 55,000, 55,000 and 41,000 shares of Common Stock granted to Dr. Tenoso, Mr. Harrison, Mr. Hurst and Ms. Hoppe in calendar year 1998, respectively.

(7) Consists of Corporation contributions to the Corporation's 401(k) plan of $3,523, $8,194, $7,760, $7,111 and $5,863 for Dr. Tenoso, Mr. Harrison, Dr.
    Simon, Ms. Hoppe and Mr. Hurst, respectively, and premiums paid for term life insurance of $3,843, $1,410, $2,053, $2,273 and $2,343 for Dr. Tenoso,
    Mr. Harrison, Dr. Simon, Ms. Hoppe and Mr. Hurst, respectively. Includes $80,766 of severance paid to Dr. Tenoso pursuant to the terms of his employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended December 26, 1999 to each of the Named Executive Officers who received option grants during such year.

                                                                                       POTENTIAL REALIZED
                                                                                     VALUE OF ASSUMED ANNUAL
                            NUMBER OF                                                 RATES OF STOCK PRICE
                            SECURITIES                                                  APPRECIATION FOR
                            UNDERLYING       % OF TOTAL                                  OPTION TERM(1)
                             OPTIONS       OPTIONS GRANTED   EXERCISE                -----------------------
                             GRANTED       TO EMPLOYEES IN    PRICE     EXPIRATION     5.0%         10.0%
NAME                           (#)           FISCAL YEAR      ($/SH)       DATE         ($)          ($)
----                        ----------     ---------------   --------   ----------   ---------   -----------
Desmond H. O'Connell......    75,000(2)         5.89%         $4.813    11/12/2005   $122,766    $  278,514
Harold J. Tenoso, Ph.D....    69,880(3)         5.49           30.00    12/31/2004    330,445       693,908
Charles P. Harrison.......   100,000(4)         7.85            5.00     9/14/2005    170,048       385,781
                              55,000(4)         4.32           30.00    12/31/2004    561,158     1,273,076
Timm M. Hurst.............   100,000(5)         7.85            5.00     9/14/2005    170,048       385,781
                              55,000(6)         4.32           30.00    12/31/2004    561,158     1,273,076
P. Ann Hoppe..............   100,000(5)         7.85            5.00     9/14/2005    170,048       385,781
                              41,000(6)         3.22           30.00    12/31/2004    418,318       949,020
Toby L. Simon, M.D........    31,000(6)         2.43           30.00    12/31/2004    316,289       717,552

---------------

(1) Potential realizable values are based on the fair market value per share on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Corporation's Common Stock price. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

(2) 50% of these options vested immediately upon the date of grant, which was November 12, 1999, and 50% vested on March 10, 2000.

(3) These options expired concurrent with Dr. Tenoso's resignation on September 9, 1999.

(4) These options expired concurrent with Mr. Harrison's resignation on March 24, 2000.

(5) These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was September 14, 1999, and are subject to early vesting provisions in certain events of termination.

(6) These options vest on the third anniversary of the date of grant, which was December 31, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to (i) each exercise of options by the Named Executive Officers during the fiscal year ended December 26, 1999, (ii) the number of unexercised options held by each of the Named Executive Officers who held options as of December 26, 1999 and (iii) the value of unexercised in-the-money options as of December 26, 1999.

                                                                NUMBER OF
                                 SHARES                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                EXERCISE     REALIZED      FISCAL YEAR END(#)          AT FISCAL YEAR END($)
NAME                               (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                           -----------   --------   -------------------------   ----------------------------
Desmond H. O'Connell, Jr.....        --      $     --      46,500/64,500               $61,013/$61,013
Harold J. Tenoso, Ph.D.......    40,000       743,874       1,174,136/--                4,154,801/--
Charles P. Harrison..........    20,000       382,916     167,874/240,126                --/144,000
Timm M. Hurst................    20,000       467,450     111,455/173,770              25,600/144,000
P. Ann Hoppe.................     6,000       210,333      35,750/180,750                --/144,000
Toby L. Simon, M.D...........     4,500        63,656      39,375/81,625                    --/--

---------------

(1) Calculated on the basis of the fair market value of $6.44 of the Common Stock on December 26, 1999, minus the per share exercise price.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $2,000 for each Board meeting attended and $1,000 or $2,000 for each Committee meeting attended, depending on whether such Committee meeting was held in conjunction with a full Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses in connection with attendance at such meetings.

     In December 1999, the Corporation entered into a letter agreement with Samuel A. Penninger, Jr., the Chairman of the Board of Directors of the Corporation. Pursuant to the letter agreement, among other things, Mr. Penninger agreed to resign as the Chairman of the Board not later than the day before the Annual Meeting (but continue as a director) and to waive any lump sum grant of options granted to non-employee directors upon election to the Board. The Corporation agreed to pay Mr. Penninger $275,000 on or prior to January 14, 2000 and to grant to Mr. Penninger options to purchase 9,000 shares of Common Stock in lieu of any other severance payments payable to him.

     In addition to compensation received for serving as a director, Dr. Shaw is compensated pursuant to a consulting arrangement in the amount of $22,500 per annum. Dr. Shaw provides technical and scientific consulting services to the Corporation relating to research and development matters as requested by the Corporation from time to time.

     In 1995, the Board of Directors adopted the Amended and Restated Non-Employee Directors Stock Option Plan (the "NED Plan") which was subsequently amended in May 1998. The NED Plan currently provides for the grant of options to purchase 36,000 shares of Common Stock (the "Lump Sum Grant"), which generally vest over four years, to each eligible director upon each person's first election to the Board. In addition, the NED Plan also currently provides for the automatic grant of options to purchase 9,000 shares of Common Stock on an annual basis to each non-employee director of the Corporation who (or would have, but for the non-employee director having declined a Lump Sum Grant) vested in full in their Lump Sum Grant. The Compensation Committee administers the NED Plan.

     In May 1998, the Board of Directors adopted the Serologicals Corporation Compensation Plan for Non-Employee Directors (the "Director Compensation Plan"). Pursuant to the Director Compensation Plan, each non-employee director of the Corporation may elect to receive their Board compensation either in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock. In addition, an eligible director may defer the receipt of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In connection with the commencement of Mr. O'Connell's role as interim President and Chief Executive Officer, the Corporation entered into an agreement with him pursuant to which he is paid $2,000 for each full business day worked. In addition, pursuant to this agreement, Mr. O'Connell received options to purchase 75,000 shares of Common Stock with an exercise price of $4.81 per share, none of which has been exercised as of April 14, 2000. The options vested at a rate of 50% upon grant and 50% on March 10, 2000. On April 18, 2000, the Corporation and Mr. O'Connell entered into another agreement pursuant to which the Corporation agreed to grant Mr. O'Connell options to purchase 37,500 shares at an exercise price of $4.69 per share, 12,500 of which vested on the date of grant and 12,500 of which vest on each of May 10 and June 10, 2000, provided that Mr. O'Connell is still employed as President and Chief Executive Officer on such dates.

     Pursuant to an employment agreement entered into between the Corporation and Dr. Tenoso in March 1993 and subsequently renewed, at the time of his resignation, Dr. Tenoso became eligible for severance payments in the aggregate amount of $300,000 and a bonus payment in the amount of $75,000. Such severance and bonus amounts are being paid in 26 biweekly installments. Dr. Tenoso is also eligible for reimbursement of outplacement expenses up to $10,000.

     In connection with the commencement of Ms. Hoppe's employment, the Corporation entered into an employment agreement with her in March 1997 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provides for a current base salary of $185,000 per annum, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance and other benefits. In addition, pursuant to such agreement, Ms. Hoppe received options to purchase 67,500 shares of Common Stock with an exercise price of $12.67 per share (of which 16,000 have been exercised as of April 14, 2000). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the commencement of Ms. Hoppe's employment. Ms. Hoppe's agreement provides that if her employment is terminated for any reason other than "for cause", Ms. Hoppe shall receive severance payments equivalent to her base salary plus benefits for a nine-month period. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     Pursuant to a transition agreement entered into between the Corporation and Ms. Hoppe in January 2000, Ms. Hoppe will continue to serve as Vice President, Regulatory Affairs of the Corporation during a transition period ending September 30, 2000. At the end of the transition period, Ms. Hoppe will become entitled to nine months salary continuation pursuant to the terms of her March 1997 employment agreement. Ms. Hoppe will also become entitled to reimbursement of outplacement expenses up to $10,000.

     In connection with the commencement of Dr. Simon's employment, the Corporation entered into an employment agreement with him in March 1997 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provides for a current base salary of $170,000 per annum, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance and other benefits. In addition, pursuant to such agreement, Dr. Simon received options to purchase 90,000 shares of Common Stock with an exercise price of $11.67 per share (of which 22,500 have been exercised as of April 14, 2000). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the commencement of Dr. Simon's employment. Dr. Simon's agreement provides that if his employment is terminated for any reason other than "for cause", Dr. Simon shall receive payments equivalent to his base salary plus benefits for a nine-month period. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     Pursuant to a severance agreement entered into between the Corporation and Mr. Hurst in September 1999, Mr. Hurst will become entitled to certain benefits payable under a severance agreement entered into between the Corporation and Mr. Hurst in August of 1993. In connection therewith, and unless Mr. Hurst is terminated for "substantial cause" as defined therein, Mr. Hurst will become entitled at the time of his termination, which shall be prior to September 30, 2000, to severance payments in the amount of $253,333. Such severance shall be payable over a 16-month period or, at the Corporation's option, in a lump sum amount.

     In March 1998, the Corporation entered into severance agreements with each named Executive Officer and certain other officers of the Corporation. The Corporation entered into a senior executive severance agreement with Mr. Hurst (the "Senior Executive Agreement"). Pursuant to the Senior Executive Agreement, Mr. Hurst is entitled to a termination payment equal to 2.99 times his salary and bonus averaged over the most recent three-year period, a gross-up for excise taxes, if any, the continuation of benefits for three years and the vesting of all outstanding and unvested stock options in the event that (a) such executive elects to terminate his employment within twelve months following a "Change in Control" (as defined therein) or (b) within two years after the occurrence of a Change in Control, either (i) the Corporation terminates such executive's employment or (ii) such executive terminates his employment following a "Constructive Dismissal" (as defined therein). "Change in Control" is defined as
(a) a majority change in the Board of Directors not approved by the incumbent Board, (b) any person or group (not including such executive) acquires (i) beneficial ownership of thirty percent or more of the Corporation's voting securities or (ii) all or substantially all of the assets of the Corporation,
(c) commencement of a tender offer for capital stock of the Corporation or (d) the stockholders of the Corporation approve the liquidation of the Corporation or the sale of all or substantially all of its assets. "Constructive Dismissal" is defined as (a) demotion, (b) changes in title or reporting relationship resulting in a diminution of position, duties, authority or responsibility, (c) significant reduction of duties, (d) material decrease in benefits or compensation by 10% or greater, (e) significant increase in duties or responsibilities without a corresponding change of title and increase in compensation or (f) relocation. The Corporation entered into executive severance agreements with Dr. Simon and Ms. Hoppe (the "Executive Agreements"). The Executive Agreements are substantially equivalent to the Senior Executive Agreement except that (a) the termination payment provided for in the Executive Agreements is equal to 2.0 times such executive's salary and bonus averaged over the most recent three-year period, (b) the benefits are to be continued for two years and (c) the executive's signatory thereto are not entitled to trigger such termination payment by resigning within twelve months following a Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are described under "Meetings of the Board" and their relationship to the Corporation is described under "Information as to Nominees and Other Directors."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes and reviews the Corporation's arrangements and programs for compensating its officers, including the Named Executive Officers and all compensation-related arrangements involving the Corporation's stock or stock options. The Compensation Committee is composed of directors who are neither officers nor employees of the Corporation.

  Philosophy and Strategy

     The Compensation Committee's philosophy is to design executive compensation packages that are competitive and reward employees for the Corporation's achievement of its strategic objectives and, in the long term, the creation of stockholder value. Under this approach, the Compensation Committee believes that the Corporation's executives and select key managers should receive an annual base salary which approximates the median for the market, the market being defined as a peer group of comparable companies. Annual cash incentive compensation, which is largely based upon the attainment of predetermined earnings, cash flow and divisional earnings targets of the Corporation, as well as the achievement of individual performance objectives, is targeted to approximate the market median, resulting in annual cash compensation (base salary plus incentives) being at or near the market median if the Corporation achieves its financial objectives. To align the long-term interests of the Corporation's executives and managers with those of its stockholders and to encourage and reward above-average performance over time, the Compensation Committee believes that the Corporation's executives and select key managers should remain eligible to receive equity-based incentives, primarily in the form of stock options, at the market median, resulting in the Corporation's executives and select key managers receiving total direct compensation (base salary plus short-term and long-term incentives) in the 50th to 75th percentile of the market.

     In 1997, a nationally recognized consulting firm retained by the Corporation prepared an analysis of the Corporation's executive compensation practices. The resulting analysis suggested that the Corporation's compensation practices relating to its executive officers were less than competitive and inconsistent with its compensation strategy as stated above. In 1998, the Compensation Committee altered the mix of executive compensation to better reflect the Corporation's compensation philosophy and to ensure the Corporation remains competitive in the market and continues to be able to attract and retain qualified personnel. In 1999, the Compensation Committee again utilized the expertise of an outside consulting firm to review the competitiveness of executive compensation in light of recent Corporation performance and changes in organizational structure.

  Determination of Compensation

     Salaries for all officers, other than the Chief Executive Officer, are recommended by the Chief Executive Officer to the Compensation Committee for its approval. The Compensation Committee, pursuant to the Chief Executive Officer's employment agreement, determines the salary of the Chief Executive Officer.

     Annual cash incentive compensation, and, if applicable, the acceleration of the vesting period associated with certain stock options granted to executives and select key managers, are based largely on the attainment of predetermined earnings, cash flow and divisional earnings targets as well as upon the attainment of predetermined individual performance objectives. These earnings targets are recommended by management, approved by the Chief Executive Officer and approved by the Compensation Committee and the Board of Directors at the beginning of each fiscal year. Cash incentives are earned, and, generally, the vesting period of a portion of the options annually granted are eligible for accelerated vesting, if the targeted levels of cash flow and earnings are achieved. The Chief Executive Officer has the discretion, in limited circumstances and subject to approval of the Compensation Committee, to adjust annual cash incentives in the event that the achievement of corporate or divisional results does not adequately reflect a participant's effort. The percentage of a respective executive's salary, which may be earned as a cash incentive, varies depending on the individual's position and role with the Corporation during the plan year.

     Long-term incentives are provided primarily through the granting of stock options that typically vest at the end of a three-year period but are subject to the acceleration provisions described above. During 1999, the Corporation granted certain stock options that vest ratably over a four-year period and are subject to early vesting provisions in certain cases of termination not for cause. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, based on the individual's position and role with the Corporation.

  Compensation of the Chief Executive Officer

     Dr. Tenoso's compensation and severance payments for fiscal year 1999 were determined by his employment agreement entered into in March 1993, which was renewed automatically for an additional year in March 1999 and effective until his resignation from the Corporation in September 1999.

     Mr. O'Connell's compensation is determined based on a letter agreement entered into between him and the Corporation in November 1999. The terms of the arrangement were based in part on the analysis done by the Compensation Committee's external compensation consultant, and the short-term nature of Mr. O'Connell's engagement as interim President and Chief Executive Officer.

  Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the annual tax deduction for applicable remuneration paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the compensation to be paid to the Corporation's executives will exceed the deduction limit set by Section 162(m).

                             COMPENSATION COMMITTEE
                          Lawrence E. Tilton, Chairman
                               Matthew C. Weisman

     The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Corporation's Common Stock from June 15, 1995 (the date of the Corporation's initial public offering) through December 26, 1999 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceutical Stock Index. Cumulative total return values were calculated assuming an investment of $100 on June 15, 1995 and reinvestment of dividends.

                            SEROLOGICALS CORPORATION



TOTAL RETURN ANALYSIS

  DATE    NASDAQ PHARMACEUTICAL STOCKS   THE NASDAQ STOCK MARKET   SEROLOGICALS CORPORATION
  ----    ----------------------------   -----------------------   ------------------------
 6/15/95             100.00                      100.00                     100.00
12/31/95             153.05                      117,34                     143.48
12/29/96             152.36                      144.54                     266.30
12/28/97             153.55                      170.26                     306.52
12/27/98             190.36                      245.91                     528.26
12/26/99             350.20                      439.13                     125.96

                     APPROVAL OF AN AMENDMENT TO THE SECOND
                              AMENDED AND RESTATED
                          1994 OMNIBUS INCENTIVE PLAN

     In October 1994, the Board of Directors approved the Omnibus Plan, which was amended in April 1995, February 1996 and March 1998 and subsequently approved in each case by the Corporation's stockholders. The Omnibus Plan is designed to provide an incentive to the officers and certain other key employees of and consultants to the Corporation and its affiliates by making available to them an opportunity to acquire an equity interest or to increase their equity interest in the Corporation.

     The Board of Directors has approved, and recommends that the stockholders approve, the Omnibus Plan Amendment to increase the maximum number of shares of Common Stock that may be issued pursuant to awards to any participant in any given fiscal year from two hundred twenty-five thousand (225,000) shares (after giving effect to stock splits) to five hundred twenty-five thousand (525,000) shares.

DESCRIPTION

     The following description of the Second Amended and Restated 1994 Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the Second Amended and Restated 1994 Omnibus Incentive Plan, As Amended set forth as Attachment A to this Proxy Statement.

     The Compensation Committee (the "Committee") administers the Omnibus Plan. Persons eligible to participate in the Omnibus Plan include any officer, director, consultant, or other employee who is a regular full-time employee of the Corporation or its present or future affiliates (as defined in the Omnibus
Plan). The Committee has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants from among the eligible class thereof, grant compensatory awards ("Awards") and determine the terms of all Awards. The Committee has the right to make adjustments with respect to Awards granted under the Omnibus Plan in order to prevent dilution of the rights of any holder. Members of the Committee are not eligible to receive Awards under the Omnibus Plan and are non-employee directors within the meaning of Section 16 of the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Stock Awards. The Committee has the right to grant Awards of shares of Common Stock that are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as the Committee deems appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to the Corporation.

     Options Issued Under Omnibus Plan. The Committee determines the terms of specific options. Options granted may be non-qualified ("NQSO's") or incentive stock options within the meaning of Code Section 422 ("ISO's"). The exercise price per share for a NQSO is subject to the determination of the Committee. ISOs may not be granted at less than 100% of the fair market value at the date of grant. Each option will be exercisable after the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Options may be issued in tandem with stock appreciation rights ("SARs") as a performance award ("Tandem Options"). SARs may be granted upon such terms as the Board of Directors or the Committee may from time to time determine.

     Upon the exercise of an option, the option holder shall pay to the Corporation the exercise price plus the amount of the required Federal and state withholding taxes, if any. Options may be exercised and the withholding obligation may be paid for with cash and, with the consent of the Committee, shares of Common Stock, other securities (including options) or other property. The periods after termination of employment during which an option may be exercised is as determined by the Committee. In the absence of any specific determination by the Committee, the following rules will generally apply. The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) cause, (ii) mental or physical disability, (iii) death or (iv) retirement; (b) immediately upon the termination of the optionee's employment for cause; (c) six months after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of retirement or the death of the employee, or (ii) nine months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.

     SARS. An Award may consist of SARs. Upon exercising an SAR, the holder will be paid by the Corporation an amount in cash equal to the difference between the fair market value of the shares of Common Stock on the date of exercise and the fair market value of the shares of Common Stock on the date of the grant of the SAR, less applicable withholding of Federal and state taxes.

     Performance Awards Consisting Of Options And SARS Issued In Tandem Under Omnibus Plan. Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Corporation in respect of such SAR. Upon exercise of a Tandem Option, the related SAR shall terminate, the value being limited to the credit which can be applied only toward the purchase price of Common Stock. In all cases, full payment of the net purchase price of the shares must be made in cash or its equivalent at the time the Tandem Option is exercised, together with the amount of the required Federal and state withholding taxes, if any. When an SAR issued as part of a Tandem Option is exercised, the option to which it related will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised.

     Other Performance Awards Issued Under The Omnibus Plan. The Omnibus Plan authorizes the Committee to grant, to the extent permitted under Rule 16b-3 promulgated under the Exchange Act and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Common Stock. Furthermore, the amount or terms of an Award may be related to the performance of the Corporation or to such other criteria or measure of performance as the Committee may determine.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences relating to the grant and exercise of the benefits awarded under the Omnibus Plan. This description does not purport to be a complete description of the income tax aspects of the Omnibus Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive awards.

     There are generally no federal income tax consequences to optionees, or the Corporation, on the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally recognizes taxable ordinary income, subject, in the case of an employee, to withholding, equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the option price of the shares. The Corporation is entitled to a tax deduction in an amount equal to the amount of taxable ordinary income recognized by the optionee, provided the Corporation complies with applicable withholding and/or reporting rules. Any taxable ordinary income recognized by an optionee upon exercise of a NQSO will increase his tax basis in the share of Common Stock thereby acquired.

     Any gain or any loss recognized upon the subsequent disposition of the acquired Common Stock will be a capital gain or loss, and will be a long-term gain or loss if such shares of Common Stock are held for more than one year. The maximum long-term capital gains rate for individuals currently is 20%.

     An optionee who surrenders shares of Common Stock as payment for the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares, but will recognize taxable ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     With respect to ISOs, an employee generally does not recognize taxable ordinary income, and no tax deduction is available to the Corporation, upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock on the exercise date will be included in the alternative minimum taxable income of a participant for purposes of the "alternative minimum tax ("AMT")." Generally, if an optionee holds the shares acquired upon the exercise of ISOs until the later of (i) two years from the grant of the ISOs or (ii) one year from the date of acquisition of the shares upon exercise of ISOs, any gain recognized by the participant on a sale of such shares will be treated as a capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. Generally, the income tax consequences to the holder of ISOs is to defer (except for AMT purposes) until the shares are sold the recognition of any increase in the value of the Common Stock from the time of grant to the time of exercise, and to treat such increase as a capital gain. If the optionee sells the shares prior to the expiration of the requisite holding period set forth above, the optionee will recognize taxable ordinary income in the amount equal to the difference between the fair market value on the exercise date and the exercise price. The amount of taxable ordinary income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares of Common Stock. If the application of the above-described rules would result in a loss to the optionee, the taxable ordinary income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. The use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the requisite holding period described above, the Corporation generally will be entitled to a deduction in the amount of the taxable ordinary income that the optionee recognizes as a result of the disposition.

     With respect to SARs, when a participant exercises an SAR grant under the Omnibus Plan, the amount of cash received will be ordinary income subject, in the case of an employee, to withholding, and will be allowed as a deduction the Corporation, subject to the Corporation satisfying its reporting and/or withholding obligations.

     Restricted stock and restricted stock units are not transferable and are generally subject to forfeiture by a participant should a participant leave the Corporation's employ during a specified period. For federal income tax purposes the restricted stock and restricted stock units will be subject to a "substantial risk of forfeiture" during such period. Thus, a participant will defer the recognition of taxable ordinary income until the end of that period and recognize such income equal to the fair market value of the restricted stock and restricted stock units at such time, unless the participant elects within 30 days of the transfer of the restricted stock or restricted stock units to recognize taxable income on the date of grant. Subject to the Corporation satisfying certain reporting and/or withholding obligations, the Corporation will be entitled to a deduction at the time and in an amount equal to the taxable ordinary income recognized by the participant. Any additional gain or any loss recognized upon the subsequent disposition of the acquired shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year. The maximum long-term capital gains rate for individuals is 20%.

     If the Corporation delivers cash in lieu of fractional shares, the employee will recognize taxable income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to such ordinary income will be deductible by the Corporation, provided it complies with applicable withholding requirements.

     Section 162(m) of the Code generally disallows a tax deduction for annual compensation in excess of $1,000,000 paid to the Chief Executive Officer or certain other highly compensated executive officers. "Performance-based" compensation will not be subject to this $1,000,000 deduction limitation. Generally, since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event, this provision does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) and SARs granted under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The Omnibus Plan meets such requirements and, upon approval of the Omnibus Plan Amendment, the Omnibus Plan, as amended, will meet such requirements and, accordingly, any income realized by employees with respect to options or SARs granted with an exercise price equal to the fair market value at the time of grant under the Omnibus Plan will not be subject to the deduction limitation of
Section 162(m). The Committee may, but will not be required to, take such additional steps as are necessary to ensure that other Awards under the Omnibus Plan qualify for exemption from the deduction limitations of Code Section 162(m).

     The Omnibus Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

STOCK PRICE

     The closing price of the Common Stock on April 14, 2000 was $4.69.

                               NEW PLAN BENEFITS
                        SECOND AMENDED AND RESTATED 1994
                       OMNIBUS INCENTIVE PLAN, AS AMENDED

                                                                DOLLAR          NUMBER OF SHARES
NAME AND POSITION                                             VALUE(1)(2)   SUBJECT TO OPTIONS(1)(3)
-----------------                                             -----------   ------------------------
Desmond H. O'Connell, Jr.
  President and Chief Executive Officer.....................   $122,250              75,000
Harold J. Tenoso, Ph.D.
  Former President and Chief Executive Officer..............   $     --              69,880
P. Ann Hoppe
  Vice President, Regulatory Affairs........................   $144,000             141,000
Toby L. Simon, M.D.
  Vice President, Medical and Scientific Affairs............   $     --              31,000
Charles P. Harrison
  Former Vice President, Therapeutic Business Unit..........   $144,000             155,000
Timm M. Hurst
  Vice President, Sales and Marketing.......................   $144,000             155,000
Current Executive Officers as a Group (6 individuals).......   $747,105             676,000
All Employees and Current Non-Executive Officers as a Group
  (58 individuals)..........................................   $     --             266,025

---------------

(1) Reflects benefits under the Omnibus Plan received during the fiscal year ended December 26, 1999.

(2) Based on difference between the exercise price of the options and the December 26, 1999 closing sale price of the Common Stock of $6.44.

(3) Options granted during the fiscal year ended December 26, 1999. Persons and groups listed in the table may also receive grants under the Omnibus Plan in the future at the discretion of the Compensation Committee.

BOARD RECOMMENDATION

     The Board has concluded that the existing annual grant limitation is insufficient to grant equity incentives to key management and other personnel, primarily a chief executive officer, at a level that would enable the Corporation to attract top-quality personnel. The ability of the Board to make equity incentives a large portion of compensation packages enables the Corporation to preserve its cash resources for investment in the Corporation's business. Moreover, in the current stock and employment markets, equity incentives are often a greater inducement to attract highly qualified individuals than is cash compensation. Therefore, the Board desires to have the flexibility to be able to attract and retain highly qualified individuals who can assist in maximizing stockholder value.

     It is also important to note that the Board is not requesting that stockholders increase the maximum aggregate number of shares available for grant under the Omnibus Plan. Therefore, approval of the Omnibus Plan Amendment will not increase dilution to existing stockholders to a level greater than that which has already been approved by stockholders.

     The Board of Directors believes that the Omnibus Plan Amendment will be beneficial in enabling the Corporation to retain its key employees and to attract qualified and experienced employees by providing them the opportunity to participate in the ownership of the Corporation and in the increased value which they help the Corporation's stockholders realize. In addition, the Board of Directors believes that the Omnibus Plan Amendment will be beneficial in furthering a unity of economic interests between the Corporation's employees and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxy. Approval of the Omnibus Plan Amendment requires the affirmative vote of the holders of a majority of the total number of votes cast at the Annual Meeting on this proposal.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation's executive officers, directors and greater than ten percent beneficial owners are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, and written representations from its executive officers and directors, the Corporation believes that all its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

     In accordance with the Corporation's Bylaws, any proposal by a stockholder which he or she believes should be voted upon at the Annual Meeting must be submitted in writing to the Secretary of the Corporation not less than 60 days or more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made. In accordance with the Corporation's Certificate of Incorporation, nominations for directors made by stockholders must be submitted in the same manner. Each such submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Corporation. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. In addition, in accordance with the Exchange Act, proposals of Stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 2001 Proxy Statement and form of proxy on or prior to December 27, 2000.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Corporation for the fiscal year ended December 26, 1999 (the "Annual Report") as well as the Corporation's Form 10-K are being furnished simultaneously herewith. Such Annual Report and Form 10-K are not to be considered parts of this Proxy Statement.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Corporation's independent auditors for the 2000 fiscal year. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to questions from stockholders.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          Peter J. Pizzo, III
                                          Secretary

Dated: April 26, 2000
Atlanta, Georgia

                                                                    ATTACHMENT A

                            SEROLOGICALS CORPORATION
                          SECOND AMENDED AND RESTATED
                    1994 OMNIBUS INCENTIVE PLAN, AS AMENDED

SECTION 1.  PURPOSE

     The purposes of the Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan (the "Plan") are to encourage certain directors and selected employees (or consultants) of Serologicals Corporation (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

SECTION 2.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with, the Company; for purposes of this definition only, control shall include, without limitation, the direct or indirect beneficial ownership of 10% or more of an entity's equity securities or economic interests.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or other Stock Award or Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Award granted under the Plan.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Cause" shall have the meaning provided in the Participant's employment agreement; provided that if the Participant does not have an employment agreement, Cause shall mean (i) the Participant's willful misconduct, gross negligence or dishonesty in the performance of his duties on behalf of the Company, (ii) the willful and repeated neglect, failure or refusal of the Participant to carry out any reasonable request of the Board, the Chief Executive Officer or any officer having supervisory authority over the Participant, (iii) the material breach of any provision of any employment, consulting, or other services agreement between the Participant and the Company or (iv) the entering of a plea of guilty or nolo contendere to, or the Participant's conviction of, a felony or other crime involving moral turpitude, dishonesty, theft or unethical business conduct.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

          (g) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two (2) directors, each of whom qualifies as a "disinterested person" within the meaning of Rule 16b-3, and an "outside director" as defined for purposes of
     Section 162(m) of the Code.

          (h) "Dividend Equivalent" shall mean any right granted under Section 6(d) of the Plan.

          (i) "Fair Market Value" shall mean, with respect to Shares (i) if the Shares are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of the Shares on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the Shares are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share for the Shares are provided by Nasdaq, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked prices per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked prices per share of the Shares are not provided by Nasdaq, the National Quotation Bureau Incorporated or any similar organization, solely as determined by the Committee in good faith; the "Fair Market Value" of any property (other than Shares), shall mean the fair market value of such property determined by such methods or procedures as shall be established from time-to-time by the Committee.

          (j) "Incentive Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

          (k) "Key Employee" shall mean any officer, director, consultant, or other employee who is a regular full-time employee of the Company or its present and future Affiliates.

          (l) "Non-Qualified Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is not an Incentive Stock Option.

          (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (n) "Participant" shall mean a Key Employee who has been granted an Award under the Plan.

          (o) "Performance Award" shall mean any right granted under Section 6(f) of the Plan.

          (p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (q) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (r) "Restricted Securities" shall mean Restricted Stock or any other Award under which issued and outstanding Shares are held subject to restrictions imposed by the terms of the Award.

          (s) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (t) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

          (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

          (v) "Shares" shall mean the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

          (w) "Stock Appreciation Right" shall mean any right granted under
     Section 6(b) of the Plan.

          (x) "Stock Award" shall mean an Award of an Option, Restricted Stock, or other right or security consisting of or convertible into Shares.

          (y) "Stock-Based Award" shall mean an Award of a Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit or other right, the value of which is determined by reference to Shares.

          (z) "Tandem Option" shall mean a Non-Qualified Option issued in tandem with a Stock Appreciation Right.

SECTION 3.  ADMINISTRATION

          (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, binding and conclusive upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any Stockholder, and any employee of the Company or of any Affiliate. Notwithstanding anything to the contrary contained in this Section 3, no member of the Committee shall participate in any action of the Committee directly affecting his rights under the Plan.

          (b) Powers. Subject to the terms of the Plan and applicable law, the Committee shall have the full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with), Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred;
     (vii) interpret and administer the Plan and any instruments or agreements relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (c) Reliance. Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4.  SHARES AVAILABLE FOR AWARDS

          (a) Shares Available.  Subject to adjustment as provided in Section
     4(b):

             (i) Limitation on Number of Shares. Awards issuable under the Plan are limited such that the maximum aggregate number of Shares with respect to which Stock Awards and Stock-Based Awards may be granted to any recipient are 525,000 in any fiscal year, to an aggregate maximum for all recipients in all years of 4,875,000 (after giving effect to the 3-for-2 stock split of the Shares in August 1998) any or all of which may be subject to Incentive Stock Options or other Awards in the discretion of the Committee. To the extent that an Award ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for Award under the Plan; provided, however, that in the case of the cancellation or termination of an Option in the same fiscal year that such Option was granted (or for purposes of determining the maximum number of Options which may be granted to any recipient under the Plan, the cancellation or termination of the Option at any time) both the canceled Option and the newly granted Option shall be counted in determining whether the recipient has received the maximum number of Options permitted to be issued to any one recipient under the Plan.

             (ii) Accounting for Awards. For purposes of this Section 4, for any Award which is denominated in, or with respect to, Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company pursuant to any Award, and any Awards that are granted by or become obligations of the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall be counted against the Shares available for granting Awards under the Plan.

             (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

          (b) Adjustments. In the event that the Committee shall determine that any (i) subdivision or consolidation of Shares, (ii) stock dividend or other distribution of property other than cash, (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (x) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (y) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (z) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or for compensation otherwise exempt from the application of Code Section 162(m) to fail to so qualify for such exemption; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5.  ELIGIBILITY FOR AWARDS

          (a) Eligibility for Awards. Awards may be granted only to Key Employees and, solely as provided in Section 5(b) hereof, to directors who are not otherwise Key Employees. In determining the employees to whom Awards shall be granted and the number of shares or units to be covered by each Award, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company or a subsidiary who is not also a regular full-time employee will not be eligible to receive an Award except as provided in Section 5(b). A Key Employee who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options.

          (b) Awards to Directors. (i) The following provisions shall apply to the Options to purchase an aggregate of 48,000 Shares (after giving effect to the 6-for-5 stock split declared by the Board of Directors on April 13,
     1995) granted to the directors who are not Key Employees, which Options were outstanding on November 15, 1994;

             (1) Subject to clauses (2) through (4) below, such Options shall vest as follows: 25% on April 26, 1994 and 25% on each of the first, second and third anniversaries of such date;

             (2) In the event such director ceases to serve as a director and is otherwise no longer affiliated with the Company prior to the vesting in full of the exercisability of such Options according to the schedule set forth above in clause (1), vesting of previously unvested Options shall be calculated on a quarterly basis for full calendar quarters served;

             (3) Such Options shall immediately vest in full on the earlier of
        (x) the Company's becoming subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and (y) the merger or other business combination of the Company in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, the sale of all or substantially all of the assets or outstanding stock of the Company or other similar transaction that results in the change in control of the Company; and

             (4) In the event of a voluntary resignation or involuntary removal of the holder of such Options and the occurrence of any of the events specified in clauses (x) or (y) of Section 5(b)(3) within twelve months of such resignation or removal, such options shall immediately vest in full as of the date of the event specified in clause (x) or (y) of
        Section 5(b)(3).

          (ii) No other directors who are not Key Employees shall be entitled to Option grants hereunder.

SECTION 6.  AWARDS

          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

             (i) Exercise Price. The purchase price per Share purchasable under a Non-Qualified Stock Option shall be determined by the Committee. The purchase price per Share purchasable under an Incentive Stock Option shall not be less than 100% (110% in the case of a 10% shareholder as deemed for purposes of Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

             (ii) Option Term. The term of each Non-Qualified Stock Option shall be faced by the Committee but generally shall not exceed ten (10) years (five (5) years in the case of a 10% shareholder, as defined for purposes of Section 422(c)(5) of the Code) from the date of grant. The term of each Incentive Stock Option shall in no event be more than ten
        (10) years from the date of grant.

             (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, outstanding Awards or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price) in which, payment of the option prices with respect thereto may be made or deemed to have been made.

             (iv) Early Termination. The unexercised portion of any option granted under the Plan will generally be terminated (a) three (3) months after the date on which the Participant's employment is terminated for any reason other than (i) cause, (ii) mental or physical disability,
        (iii) death or (iv) retirement; (b) immediately upon the termination of the Participant's employment for cause; (c) Six (6) months after the date on which the Participant's employment is terminated by reason of mental or physical disability, or (d) (i) twelve (12) months after the date on which the Participant's employment is terminated by reason of retirement or the death of the employee, or (ii) nine (9) months after the date on which the Participant shall die if such death shall occur during the three (3) month period following the termination of the Participant's employment by reason of retirement or mental or physical disability.

             (v) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

          (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder thereof a right to receive, upon exercise thereof, an amount in cash equal of the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock

     Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, but not limited to the following: a Participant may not exercise a Stock Appreciation Right if the aggregate amount to be received as a result of his or her exercise of Stock Appreciation Rights in the preceding twelve (12) month period exceeds such Participant's current base salary.

          (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate but not inconsistent with the provisions of the Plan:

             (i) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited to and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole, or in part, any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units.

             (iii) Lapse of Restrictions. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

          (d) Dividend Equivalents. The Committee is hereby authorized to grant Awards to Participants under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares and payable on such date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

          (e) Other Awards. The Committee is hereby authorized, to the extent permitted under Rule 16b-3 and applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities, convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, outstanding Awards, or other consideration, or any combination thereof, as the Committee shall determine.

          (f) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan
     (i) may be denominated as a Stock Award or a Stock Based Award and payable in cash, Shares, other securities or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals and during

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

     such performance periods as the Committee shall establish. Subject to the terms of the Plan and applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

          (g) General.

             (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

             (ii) Awards may be Granted Separately or Together. Awards may, at the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, that any Tandem Option shall be subject to the following provisions: upon exercise of an Option issued as part of a Tandem Option, the participant shall be entitled to a credit toward the option exercise price equal to the value of the Stock Appreciation Rights issued in tandem with the Option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company in respect of such Stock Appreciation Rights. Upon such exercise of a Tandem Option, the related Stock Appreciation Right shall terminate and the value of such Stock Appreciation Right shall be limited to such credit. Upon the exercise of a Stock Appreciation Right issued as part of a Tandem Option, the Option to which such Stock Appreciation Right relates shall cease to be exercisable to the extent of the number of Shares with respect to which the Stock Appreciation Right was exercised.

             (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant or exercise of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant of crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares on other securities.

             (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, salable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law with respect to any Award that is not an Incentive Stock Option, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

             (v) Term of Awards. Except as set forth in Section 6(a)(ii), the term of each Award shall be for such period as may be determined by the Committee.

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

             (vi) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7.  AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan, except that any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall require the consent of such Participant, other holder or beneficiary of an Award. Notwithstanding the foregoing, the Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or advisable with respect to tax (including Code Sections 162(m) and 422), securities or other applicable laws and rules and regulations to which the Company, this Plan, Participants or other applicable Persons are subject.

          (b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8.  GENERAL PROVISIONS.

          (a) No Rights to Awards. No Key Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

          (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay the Company or Affiliate, as appropriate, the amount of any such withholding taxes which is required to be withheld with respect to such Shares.

          (c) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

          (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any

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

     law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

          (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 9.  EFFECTIVE DATE OF THE PLAN

     The Plan is effective as of November 14, 1994. The amendments to the Plan are effective upon stockholder approval thereof.

SECTION 10.  TERM OF THE PLAN

     The Plan shall continue until the earlier of (i) the date on which all Stock Awards and Stock Based Awards issuable hereunder have been issued, or (ii) the termination of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date. Notwithstanding anything to the contrary in this Section 10, no Incentive Stock Options may be granted under the Plan more than ten (10) years after the date of adoption of the Plan.

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